UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A
Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 29, 2007

Date of Report (Date of earliest event reported)

FNB Financial Services Corporation
(Exact name of registrant as specified in its charter)

Commission file number: 000-13086

North Carolina	56-1382275
(State of incorporation)	(I.R.S. Employer Identification No.)

1501 Highwoods Boulevard, Suite 400
Greensboro, North Carolina	27410
(Address of principal executive offices)	(Zip Code)

(336) 369-0900
(Registrant's telephone number, including area code)

Not Applicable
(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INDEX

Page

Item 2.01 – Completion of Acquisition or Disposition of Assets	3

Item 9.01 – Financial Statements and Exhibits	4

Signatures	5

2

ITEM 2.01          COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As previously reported in the Current Report on Form 8-K dated July 5, 2007, on June 29, 2007, FNB Southeast, a North Carolina banking corporation and a wholly-owned subsidiary of FNB Financial Services Corporation (“FNB”) completed the sale of two of its branches located in Norton and Pennington Gap, Virginia to New Peoples Bank (“NPB”), a wholly-owned subsidiary of New Peoples Bankshares, Inc. This Amendment No. 1 on Form 8-K/A amends and supplements the July 5, 2007 Current Report on Form 8-K of FNB to provide additional detail of the assets disposed of and the nature and amount of consideration.

Pursuant to the Purchase and Assumption Agreement between FNB Southeast and NPB (the “Agreement"), filed as Exhibit 99.1 to the April 18, 2007 Current Report on Form 8-K of FNB, on June 29, 2007, NPB assumed approximately $60.3 million in deposits and $13.7 million in loans and acquired the real and personal property of FNB Southeast's Norton and Pennington Gap, Virginia branches. In exchange therefor, FNB Southeast received approximately $1.18 million for the real and personal property and a premium of approximately $4.88 million for the deposits, and paid NPB the value of the deposits and loans assumed.

A copy of the press release, dated July 3, 2007 issued by FNB Southeast, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

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ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

The following exhibit is filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Press release dated July 3, 2007.

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S  I  G  N  A  T  U  R  E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNB FINANCIAL SERVICES CORPORATION
(Registrant)

By: /s/ K. Dwight Willoughby

K. Dwight Willoughby
Senior Vice President, Chief Accounting Officer and Controller

Date:      July 6, 2007

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Press release dated July 3, 2007.

5